Exhibit 32.1

Section 1350 Certification

In connection with the Quarterly Report on Form 10-Q of Rokk3r Inc. (the “Company”) for the period ended September 30, 2019 as filed with the Securities and Exchange Commission (the “Report”), I Nabyl Charania, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: November 19, 2019	/s/ Nabyl Charania
Nabyl Charania, President, Chief Executive Officer and Chief Financial Officer (Principal Executive Officer and Principal Financial Officer)